SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported
December 19, 2012

Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (215) 355-9100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2012, Environmental Tectonics Corporation (“ETC” or the “Company”) entered into an Export-Import Loan Agreement through PNC Bank, National Association (“PNC Bank”), whereby the Company has an Export Import Committed Line of Credit through which it may borrow against eligible export inventory and eligible export accounts receivable up to a maximum amount of $2,000,000.

The material agreements providing for this transaction are described below:

Loan Agreement

Effective December 19, 2012, ETC and PNC Bank entered into the Export-Import Loan Agreement, which included the Borrower Agreement, and the Export-Import Line of Credit Note (as defined below).

As set forth in the Export-Import Loan Agreement, the Company received a $2,000,000 Export-Import Line of Credit, the term of which is through October 31, 2015.  This Export-Import Line of Credit is in addition to the $15,000,000 line of credit which the Company also has with PNC Bank through October 31, 2015.

The Export-Import Line of Credit will be secured by substantially all of the Company’s assets.

Borrowings under the Export-Import Line of Credit will be available for eligible export inventory and eligible export accounts receivable. Amounts borrowed under the Export-Import Line of Credit may be borrowed, repaid and re-borrowed from time to time until October 31, 2015.  The Company’s obligation to repay the advances under the Export-Import Line of Credit is set forth in the Export-Import Committed Line of Credit Note. The interest rate on the Export-Import Line of Credit Note will be the PNC LIBOR rate plus a margin of 2.5%.  The Company will also be obligated to pay an annual fee of 2.0% of the maximum amount of the Export-Import Line of Credit.

As security for repayment of the Export-Import Line of Credit Note as noted above, the Company also concurrently entered into the Export-Import Security Agreement between ETC and PNC Bank dated December 19, 2012, and an Export-Import Pledge Agreement executed by ETC on December 19, 2012 in favor of PNC Bank.  Pursuant to the Export-Import Pledge Agreement, the Company pledged to PNC as collateral the Company’s ownership interest in certain subsidiaries of the Company.

The Export-Import Loan Agreement contains affirmative and negative covenants that are customary for transactions of this type, including net worth, operating leverage ratio, fixed charge coverage ratio and limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates.

The financial covenants in the Export-Import Loan Agreement are as follows:

•	ETC must maintain a minimum tangible net worth of $15,000,000.

•
ETC must maintain an Operating Leverage Ratio (i.e., ratio of Senior Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization) of less than 3.25 to 1.  This ratio will reduce at the end of the first fiscal year to 3.00 to 1 and after the second fiscal year to 2.9 to 1, and will remain at that level at all times thereafter.

•	ETC must maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a Fixed Charge Coverage Ratio of at least 1.10 to 1.

The Export-Import Loan Agreement provides for customary events of default, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of certain judgments and the liquidation of ETC.  Upon an event of default under the Export-Import Loan Agreement, including the non-payment of principal or interest, the obligations of the Company under the Export-Import Loan Agreement may be accelerated and the assets securing the obligations secured.

Incorporation by Reference

The foregoing descriptions of the Export-Import Loan Agreement (with the Borrrower Agreement and Export-Import Line of Credit Note), Export-Import Security Agreement, and Export-Import Pledge Agreementare qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.1, 10.2, and 10.3 hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation

On December 19, 2012, the Company entered into the Export-Import Loan Agreement and certain related agreements, which are described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.

The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:

10.1
Export-Import Loan Agreement, dated December 19, 2012, between Registrant and PNC Bank, with the Borrower Agreement and the Export-Import Line of Credit Note (each as defined in such Loan Agreement) attached thereto.

10.2	Export-Import Security Agreement by the Registrant in favor of PNC Bank, dated as of December 19, 2012.

10.3	Export-Import Pledge Agreement between the Registrant and PNC Bank, dated as of December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION
Registrant

Date: December 26, 2012	By:	/s/ Robert L. Laurent, Jr.
Robert L. Laurent, Jr.
Chief Financial Officer